Exhibit 99.1

Semiannual Servicer’s Certificate

CenterPoint Energy Transition Bond Company II, LLC

$1,851,000,000 Series A Transition Bonds

Pursuant to Section 6 of Annex 1 to the Transition Property Servicing Agreement (the “Agreement”), dated as of December 16, 2005, between CenterPoint Energy Houston Electric, LLC, as Servicer, and CenterPoint Energy Transition Bond Company II, LLC, as Issuer, the Servicer does hereby certify as follows:

Capitalized terms used in this Semiannual Servicer’s Certificate have their respective meanings as set forth in the Agreement. References herein to certain sections and subsections are references to the respective sections and subsections of the Agreement.

Collection Periods: July 31, 2013 through January 30, 2014

Payment Date: February 3, 2014

Today’s Date: January 30, 2014

1. Collections Allocable and Aggregate Amounts Available for Current Payment Date:
i. Remittances for the July 31, 2013 Collection Period	1,439,763.56
ii. Remittances for the August 1 through 31, 2013 Collection Period	20,726,181.97
iii. Remittances for the September 1 through 30, 2013 Collection Period	19,090,679.20
iv. Remittances for the October 1 through 31, 2013 Collection Period	22,980,945.86
v. Remittances for the November 1 through 30, 2013 Collection Period	16,285,571.65
vi. Remittances for the December 1 through 31, 2013 Collection Period	15,755,146.06
vii. Remittances for the January 1 through 30, 2014 Collection Period	13,968,352.93
viii. Net Earnings on Collection Account		[through 12/31/13]
General Subaccount	4,684.42
Capital Subaccount	15,014.08
Excess Funds Subaccount	1,003.70

ix. General Subaccount Balance (sum of i through viii above)	110,267,343.43

x. Excess Funds Subaccount Balance as of Prior Payment Date	11,594,333.80
xi. Capital Subaccount Balance as of Prior Payment Date (1)	9,255,000.00

xii. Collection Account Balance (sum of ix through xi above)	131,116,677.23

(1) Net of unreleased earnings moved into General Subaccount
2. Outstanding Amounts as of Prior Payment Date:
i. Tranche A-1 Principal Balance	0.00
ii. Tranche A-2 Principal Balance	0.00
iii. Tranche A-3 Principal Balance	76,210,864.00
iv. Tranche A-4 Principal Balance	519,000,000.00
v. Tranche A-5 Principal Balance	462,000,000.00

vi. Aggregate Principal Balance of all Series A Transition Bonds	1,057,210,864.00

3. Required Funding/Payments as of Current Payment Date:
Series A Principal	Projected Principal Balance	Semiannual Principal Due
i. Tranche A-1	0.00	0.00
ii. Tranche A-2	0.00	0.00
iii. Tranche A-3	0.00	76,210,864.00
iv. Tranche A-4	513,249,049.00	5,750,951.00
v. Tranche A-5	462,000,000.00	0.00

vi. For all Series A Transition Bonds	975,249,049.00	81,961,815.00

	Transition Bond Interest Rate	Days in Interest Period (1)	Interest Due
vii. Required Tranche A-1 Interest	4.840%	180	0.00
viii. Required Tranche A-2 Interest	4.970%	180	0.00
ix. Required Tranche A-3 Interest	5.090%	180	1,939,566.49
x. Required Tranche A-4 Interest	5.170%	180	13,416,150.00
xi. Required Tranche A-5 Interest	5.302%	180	12,247,620.00
(1) On 30/360 Day basis.
		Required Level	Funding Required
xii. Capital Subaccount		9,255,000.00	0.00

4. Allocation of Remittances as of Current Payment Date Pursuant to Section 8.02(d) of Indenture:
i. Trustee Fees and Expenses	0.00
ii. Servicing Fee	462,750.00	(1)
iii. Administration Fee and Independent Managers Fee	50,000.00	(2)
iv. Operating Expenses	47,563.58	(3)
v. Semiannual Interest (including any past-due Semiannual Interest for prior periods)
Series A	Aggregate		Per 1,000 of Original Principal Amount
1. Tranche A-1 Interest Payment	0.00		0.00
2. Tranche A-2 Interest Payment	0.00		0.00
3. Tranche A-3 Interest Payment	1,939,566.49		7.70
4. Tranche A-4 Interest Payment	13,416,150.00		25.85
5. Tranche A-5 Interest Payment	12,247,620.00		26.51

vi. Principal Due and Payable as a result of (A) Event of Default or (B) on Final Maturity Date
Series A	Aggregate		Per 1,000 of Original Principal Amount
1. Tranche A-1 Principal Payment	0.00		0.00
2. Tranche A-2 Principal Payment	0.00		0.00
3. Tranche A-3 Principal Payment	0.00		0.00
4. Tranche A-4 Principal Payment	0.00		0.00
5. Tranche A-5 Principal Payment	0.00		0.00

(C) Principal Scheduled to be Paid on Current Payment Date
Series A	Aggregate		Per 1,000 of Original Principal Amount
1. Tranche A-1 Principal Payment	0.00		0.00
2. Tranche A-2 Principal Payment	0.00		0.00
3. Tranche A-3 Principal Payment	76,210,864.00		302.42
4. Tranche A-4 Principal Payment	5,750,951.00		11.08
5. Tranche A-5 Principal Payment	0.00		0.00

vii. Amounts Payable to Credit Enhancement Providers (if applicable)	N/A
viii. Operating Expenses not Paid under Clause (iv) above	0.00
ix. Funding of Capital Subaccount	0.00
x. Net Earnings in Capital Subaccount Released to Issuer	17,014.08
xi. Deposit to Excess Funds Subaccount	124,864.28
xii. Released to Issuer upon Series Retirement: Collection Account	0.00

xiii. Aggregate Remittances as of Current Payment Date	110,267,343.43

(1)	Servicing fee: $1,851,000,000 x .05% x 180/360 = $462,750.00
(2)	Administration fee: $100,000 x 180/360 = $50,000.00; Independent Managers fee: $0.00
(3)	Reimbursement to Administrator for fees/expenses paid to outside legal counsel ($4,780.00), independent public accountant ($16,800.00), printer ($400.00) and L/C issuing bank ($25,583.58)

5. Subaccount Withdrawals as of Current Payment Date
(if applicable, pursuant to Section 8.02(d) of Indenture):
i. Excess Funds Subaccount (available for 4.i. through 4.ix.)	0.00
ii. Capital Subaccount (available for 4.i. through 4.viii.)	0.00

iii. Total Withdrawals	0.00

6. Outstanding Amounts and Collection Account Balance as of Current Payment Date
(after giving effect to payments to be made on such Payment Date):
Series A
i. Tranche A-1 Principal Balance	0.00
ii. Tranche A-2 Principal Balance	0.00
iii. Tranche A-3 Principal Balance	0.00
iv. Tranche A-4 Principal Balance	513,249,049.00
v. Tranche A-5 Principal Balance	462,000,000.00

vi. Aggregate Principal Balance for all Series A Transition Bonds	975,249,049.00

vii. Excess Funds Subaccount Balance	11,719,198.08
viii. Capital Subaccount Balance	9,255,000.00

ix. Aggregate Collection Account Balance	20,974,198.08

7. Shortfalls In Interest and Principal Payments as of Current Payment Date
(after giving effect to payments to be made on such Payment Date):
i. Semiannual Interest
Series A
1. Tranche A-1 Bond Interest Payment	0.00
2. Tranche A-2 Bond Interest Payment	0.00
3. Tranche A-3 Bond Interest Payment	0.00
4. Tranche A-4 Bond Interest Payment	0.00
5. Tranche A-5 Bond Interest Payment	0.00

ii. Semiannual Principal
Series A
1. Tranche A-1 Principal Payment	0.00
2. Tranche A-2 Principal Payment	0.00
3. Tranche A-3 Principal Payment	0.00
4. Tranche A-4 Principal Payment	0.00
5. Tranche A-5 Principal Payment	0.00

8. Shortfall in Required Subaccount Level as of Current Payment Date
(after giving effect to payments to be made on such Payment Date):
i. Capital Subaccount	0.00

IN WITNESS HEREOF, the undersigned has duly executed and delivered this Semiannual Servicer’s Certificate this 30th day of January, 2014.

CENTERPOINT ENERGY HOUSTON ELECTRIC, LLC, as Servicer

by:	/s/ Linda Geiger
Linda Geiger
Assistant Treasurer